                                                                    Exhibit 10.2

THIS NOTE AND THE COMMON SHARES  ISSUABLE UPON  CONVERSION OF THIS NOTE HAVE NOT
BEEN  REGISTERED  UNDER THE  SECURITIES  ACT OF 1933,  AS AMENDED,  OR ANY STATE
SECURITIES  LAWS.  THIS NOTE AND THE COMMON SHARES  ISSUABLE UPON  CONVERSION OF
THIS NOTE MAY NOT BE SOLD,  OFFERED  FOR SALE,  PLEDGED OR  HYPOTHECATED  IN THE
ABSENCE OF AN  EFFECTIVE  REGISTRATION  STATEMENT AS TO THIS NOTE UNDER SAID ACT
AND ANY APPLICABLE  STATE  SECURITIES  LAWS OR AN OPINION OF COUNSEL  REASONABLY
SATISFACTORY TO TIDEL TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                                                        $600,000

                              CONVERTIBLE TERM NOTE

                                NOVEMBER 26, 2004

     FOR VALUE RECEIVED,  TIDEL TECHNOLOGIES,  INC., a Delaware corporation (the
"BORROWER"),  hereby  promises  to pay to  LAURUS  MASTER  FUND,  LTD.,  c/o M & C
Corporate Services Limited,  P.O. Box 309 GT, Ugland House, South Church Street,
George Town, Grand Cayman,  Cayman Islands,  Fax: 345-949-8080 (the "HOLDER") or
its  registered  assigns or  successors  in interest,  on order,  the  aggregate principal sum of SIX HUNDRED THOUSAND DOLLARS ($600,000),  or such lesser amount as shall equal the outstanding principal amount hereof (the "PRINCIPAL AMOUNT"), together with any accrued and unpaid interest hereon,  on November 26, 2005 (the
"MATURITY DATE") if not sooner paid.

     Capitalized  terms used herein without  definition  shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof between the Borrower and the Holder (the "PURCHASE  AGREEMENT"),
pursuant to which this Note has been issued.

     The following terms shall apply to this Note:

                                   ARTICLE I
                                    INTEREST

     1.1.  INTEREST  RATE AND  INTEREST  PAYMENT.  Subject to Article IV hereof, interest payable on the unpaid principal  balance of this Note shall accrue at a rate per annum (the "CONTRACT RATE") equal to ten percent (10%), computed on the basis of the  actual  number of days  elapsed  and a year of 360 days.  Interest shall be payable monthly, in arrears,  commencing on November 1, 2004 and on the first  business day of each  consecutive  calendar  month  thereafter  until the
Maturity Date (and on the Maturity Date) or, if earlier,  upon any acceleration, partial prepayment or full prepayment of this Note.

                                   ARTICLE II
                            BORROWER PAYMENT OPTIONS

     2.1.  OPTIONAL  REDEMPTION  IN CASH.  The Borrower  will have the option of prepaying this Note in full  ("OPTIONAL  REDEMPTION")  by paying to the Holder a sum of money equal to one hundred and one percent (101%) of the principal amount outstanding at such time of this Note together with accrued but unpaid  interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note or the Purchase  Agreement or any Related  Agreement (as defined in the Purchase  Agreement)  (the  "REDEMPTION  AMOUNT")  outstanding on the day written  notice of  redemption  (the  "NOTICE  OF  REDEMPTION")  is given to the
Holder,  which Notice of  Redemption  shall  specify the date for such  Optional
Redemption (the "REDEMPTION  PAYMENT DATE"). A Notice of Redemption shall not be effective  with  respect to any  portion of this Note for which the Holder has a pending  election to convert  pursuant to Section 3.1 and the Redemption  Amount shall  be  determined  as  if  such  election  to  convert  had  been  completed immediately  prior to the  date of the  Notice  of  Redemption.  The  Redemption
Payment  Date shall not be earlier  than the day after the date of the Notice of
Redemption  and not later  than  seven (7) days  after the date of the Notice of
Redemption.  On the Redemption  Payment Date, the Redemption Amount must be paid in immediately available funds to the Holder. In the event the Borrower fails to pay the Redemption  Amount by the Redemption  Payment Date, then such Redemption
Notice will be null and void.

                                  ARTICLE III
                                CONVERSION RIGHTS

     3.1.  HOLDER'S  CONVERSION  RIGHTS.  While any  amounts are owed under this
Note,  including accrued interest,  the Holder shall have the right, but not the obligation,  to convert  all or any  portion of the then  aggregate  outstanding principal amount of this Note, together with all accrued but unpaid interest and fees due  thereon,  into  shares  of  Common  Stock  subject  to the  terms  and conditions  set forth in this  Article  III (a  "CONVERSION").  The  Holder  may exercise  such right by delivery  to the  Borrower  of a written,  executed  and completed  notice of  conversion  in the form of  EXHIBIT A hereto (a "NOTICE OF
CONVERSION")  not less than  three (3) days  prior to the date upon  which  such conversion shall occur. For purposes hereof,  the "FIXED CONVERSION PRICE" means
$0.30, subject to adjustment in accordance with the terms of this Note.

     3.2. CONVERSION  LIMITATION.  Notwithstanding  anything contained herein to the contrary,  the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible  into that number of Conversion
Shares (as  hereafter  defined)  which would exceed the  difference  between the number of shares of Common Stock  beneficially  owned by such Holder or issuable upon the  conversion  of any other note held by such  Holder or the  exercise of warrants held by such Holder and 4.99% of the outstanding shares of Common Stock of the  Borrower.  For  the  purposes  of the  immediately  preceding  sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the
Securities Exchange Act of 1934, as amended and Regulation 13d-3 thereunder. The

Holder may void the Conversion  Share  limitation  described in this Section 3.2 upon 75 days prior notice to the Borrower or without any notice requirement upon an Event of Default.

     3.3.  PROCEDURE FOR CONVERSION.  (a) In the event that the Holder elects to convert  this Note into  Common  Stock,  the Holder  shall  give  notice of such election by delivering a Notice of Conversion to the Borrower and such Notice of
Conversion  shall  provide a breakdown  in  reasonable  detail of the  Principal
Amount,  accrued interest and fees being converted.  On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate  reduction to the Principal Amount,  accrued interest and fees as entered in its records and shall provide  written  notice thereof to the Borrower  within two (2) business days after the Conversion  Date. Each date on which a Notice of  Conversion  is delivered or  telecopied to the Borrower in accordance  with the  provisions  hereof shall be deemed a Conversion  Date (the
"CONVERSION DATE").

     (b) Pursuant to the terms of the Notice of  Conversion,  the Borrower shall
cause  the  transfer  agent  to  transmit  the  certificates   representing  the
Conversion  Shares to the  Holder  by  crediting  the  account  of the  Holder's designated  broker with the Depository  Trust  Corporation  ("DTC")  through its
Deposit  Withdrawal Agent  Commission  ("DWAC") system within three (3) business days after  receipt by the Borrower of the Notice of Conversion  (the  "DELIVERY
DATE").  To the extent the Borrower is not eligible to use the DWAC system,  the
Borrower shall give instructions to the Borrower's transfer agent to deliver the certificates  representing the Conversion Shares to the Holder promptly,  and in no event  later  than the  Delivery  Date.  In the case of the  exercise  of the
Conversion  rights set forth herein the Conversion  privilege shall be deemed to have been  exercised and the  Conversion  Shares  issuable upon such  Conversion shall be deemed to have been issued upon the date of receipt by the  Borrower of the Notice of  Conversion.  The Holder  shall be treated for all purposes as the record  holder of such Common  Stock,  unless the Holder  provides  the Borrower written instructions to the contrary.

     3.4. CONVERSION MECHANICS.

     (a) Except as  otherwise  provided  herein,  the number of shares of Common
Stock to be issued upon each  Conversion of this Note shall be such whole number of shares of Common  Stock as is equal to the  quotient  of that  portion of the principal  and interest and fees to be converted,  if any,  divided by the Fixed
Conversion  Price,  subject to adjustment as provided herein (such Common Stock, the "CONVERSION SHARES").

     (b) FRACTIONAL  SHARES.  No fractional shares of Conversion Shares shall be issued upon any  Conversion  of this Note.  In lieu of any  fractional  share to which Holder would  otherwise  be entitled,  the Borrower  shall pay Holder cash equal to the product of such fraction  multiplied by the fair market value as of the date of Conversion of a share of  Conversion  Shares,  as determined in good faith by the Board of Directors of the Borrower (the "BOARD").

     (c) ADJUSTMENT. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion is subject to adjustment from time to time upon the occurrence of certain events, as follows:

         (i)  RECLASSIFICATION,  ETC.  If the  Borrower  at any time  shall,  by reclassification  or  otherwise,  change  the  Common  Stock  into the same or a different  number of  securities  of any class or classes,  this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of  securities  as would have been  issuable  as the result of such  change with respect to the Common Stock immediately prior to such  reclassification or other change.

         (ii) STOCK SPLITS,  COMBINATIONS AND DIVIDENDS. If the shares of Common
Stock  outstanding  at any time after the date hereof are subdivided or combined into a greater or smaller  number of shares of Common Stock (other than a change in par value, from par value to no par value or from no par value to par value), or if a dividend  is paid on the  Common  Stock in shares of Common  Stock,  the
Fixed Conversion Price shall be  proportionately  reduced in case of subdivision of  shares  or  stock  dividend  or  proportionately  increased  in the  case of combination of shares,  in each such case by the ratio which the total number of shares of Common  Stock  outstanding  immediately  after such event bears to the total number of shares of Common  Stock  outstanding  immediately  prior to such event.

         (iii) SHARE  ISSUANCES.  If the Borrower shall at any time prior to the conversion  or  repayment  in full of the  Principal  Amount issue any shares of
Common Stock or any securities  convertible  into or exercisable or exchangeable for Common Stock  ("EQUIVALENTS")  to a person other than the Holder (except (A)
pursuant  to Sections  3.4(c) (i) or (ii)  hereof;  or (B)  pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as set forth in the  Schedules to the Purchase  Agreement  (the "NEW SHARES") for a
consideration per share or having an exercise, conversion or exchange price (the
"OFFER  PRICE")  less than the Fixed  Conversion  Price in effect at the time of such issuance),  then the Fixed Conversion  Price shall be immediately  reset to such lower Offer Price. For purposes hereof, the issuance of any security of the
Borrower  convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed  Conversion Price only upon the conversion, exercise or exchange of such securities.

               (A) In the case of the issuance of New Shares for a consideration in whole or in part for cash,  the  consideration  received by the Borrower upon such  issuance  will be deemed to be the amount of cash paid  therefor  plus the value of any property  other than cash received by the  Borrower,  determined as provided in subsection 3.4 (c) (iv)(B) hereof.

               (B) In the case of the issuance of New Shares for a consideration in whole or in part in  property  other  than cash,  the value of such  property other than cash will be deemed to be the fair market  value of such  property as determined in good faith by the Board, irrespective of any accounting treatment.

               (C) In the case of the  issuance of  Equivalents,  the  aggregate maximum number of shares of New Stock  deliverable  upon  exercise,  exchange or conversion,  as the case may be, of such Equivalents will be deemed to have been issued at the time such Equivalents were issued and for a consideration equal to the  consideration,  if any,  received by the Borrower upon the issuance of such
Equivalents  plus the maximum  purchase price provided in such  Equivalents (the consideration  in  each  case  to  be  determined  in  the  manner  provided  in subsections 3.4(c)(iv)(A) and 3.4(c)(iv)(B) hereof);

               (D) During the period the conversion  right exists,  the Borrower will reserve from its authorized and unissued  Common Stock a sufficient  number of shares to provide for the issuance of Common  Stock upon the full  conversion of this Note. The Borrower  represents  that upon issuance,  such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its  issuance of this Note shall  constitute  full  authority  to its  officers, agents,  and  transfer  agents who are charged  with the duty of  executing  and issuing stock  certificates to execute and issue the necessary  certificates for shares of Common Stock upon the conversion of this Note.

     3.5. REORGANIZATIONS, CONSOLIDATIONS, ETC.

          In the  event,  at any time  after  the date  hereof,  of any  capital reorganization,  or any  reclassification  of the capital  stock of the Borrower
(other  than a change  in par value or from par value to no par value or from no par  value to par  value  or as a result  of a stock  dividend  or  subdivision, split-up  or  combination  of  shares),  or the  consolidation  or merger of the
Borrower with or into another  person (other than a  consolidation  or merger in which the Borrower is the  continuing  corporation  and which does not result in any  change  in  the  powers,  designations,  preferences  and  rights  (or  the qualifications, limitations or restrictions, if any) of the capital stock of the
Borrower as amended from time to time) (any such transaction,  an "EXTRAORDINARY
TRANSACTION"), then all of the amounts owed under this Note shall be exercisable for the kind and number of shares of stock or other  securities  or  property of
the  Borrower,   or  of  the  corporation   resulting  from  or  surviving  such
Extraordinary  Transaction,  that a holder of the number of shares of Conversion
Shares deliverable  (immediately prior to the effectiveness of the Extraordinary
Transaction) upon conversion of the amounts owed under this Note would have been entitled to receive  upon such  Extraordinary  Transaction.  The  provisions  of
Section   3.4(c)(iii)   shall  similarly   apply  to  successive   Extraordinary
Transactions.  The  provisions of this Section 3.5 shall not be deemed  Holder's consent to any  transaction  otherwise  prohibited  by the terms of the Purchase
Agreement or any Related Agreement (as defined in the Purchase Agreement).

                                   ARTICLE IV
                                EVENTS OF DEFAULT

     If an Event of Default (as defined  below)  occurs and is  continuing,  the
Borrower's rights under Section 2.1 shall immediately cease and be of no further effect  until  such time as the Event of  Default  has been  cured,  or has been waived by the Holder. Upon the occurrence and continuance of an Event of Default beyond any applicable  grace period,  the Holder may make all sums of principal, interest  and other fees then  remaining  unpaid  hereon  and all other  amounts payable hereunder due and payable within five (5) days after written notice from
Holder to Borrower (each occurrence  being a "DEFAULT NOTICE PERIOD").  If, with respect  to any Event of  Default  other  than a payment  default  described  in
Section 4.1 below, within the Default Notice Period the Borrower cures the Event of Default in a manner  acceptable  to the Holder,  the Event of Default will be deemed to no longer  exist and any rights and remedies of Holder  pertaining  to such  Event  of  Default  will be of no  further  force  or  effect.  After  the occurrence and during the  continuance of an Event of Default which has not been cured during any applicable  grace period,  the term "CONTRACT  RATE" shall mean eighteen percent (18%) per annum.

     The occurrence of any of the following events is an "EVENT OF DEFAULT":

     4.1.  FAILURE TO PAY PRINCIPAL,  INTEREST OR OTHER FEES. The Borrower fails to pay when due any  installment of principal,  interest or other fees hereon in accordance  herewith,  within three (3) business days following the due date for such  amount,  or the  Borrower  fails to pay when due any  amount due under any other  promissory  note issued by the  Borrower,  within ten (10)  business days following the due date for such amount.

     4.2. BREACH OF COVENANT.  The Borrower or any of its Subsidiaries  breaches any  material  covenant or other term or  condition  of this Note,  the Purchase
Agreement or any Related  Agreement  (as defined in the Purchase  Agreement)  to which it is a party in any material respect.

     4.3 BREACH OF REPRESENTATIONS AND WARRANTIES.  Any material  representation or  warranty of the  Borrower or any of its  Subsidiaries  made  herein,  in the
Purchase  Agreement,  or in any Related  Agreement  (as defined in the  Purchase
Agreement)to  which it is a party shall be materially  false or  misleading  and shall not be cured for a period of ten (10) days after the occurrence thereof.

     4.4.  RECEIVER OR TRUSTEE.  The Borrower or any of its  Subsidiaries  shall make an assignment for the benefit of creditors,  or apply for or consent to the appointment  of a receiver  or trustee for it or for a  substantial  part of its property  or  business;  or  such a  receiver  or  trustee  shall  otherwise  be appointed.

     4.5. JUDGMENTS.  Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its  Subsidiaries  or any of its
property or other assets for more than  $250,000,  and shall  remain  unvacated, unbonded or unstayed for a period of thirty (30) days.

     4.6.  BANKRUPTCY.  Bankruptcy,  insolvency,  reorganization  or liquidation proceedings  or other  proceedings or relief under any bankruptcy law or any law for the relief of debtors  shall be instituted by or against the Borrower or any of its Subsidiaries.

     4.7.  STOP TRADE.  An SEC stop trade order or  Principal  Exchange  trading suspension  of the Common Stock shall be in effect for 5  consecutive  days or 5 days during a period of 10 consecutive days, excluding in all cases a suspension of all trading on a Principal  Exchange (as defined  below),  provided  that the
Borrower shall not have been able to cure such trading suspension within 30 days of the  notice  thereof or list the Common  Stock on  another  Principal  Market within 60 days of such notice.  The  "PRINCIPAL  EXCHANGE"  for the Common Stock shall include the National Quotation Bureau's Pink Sheets (so long as the Common
Stock is permitted to be listed thereon in accordance  with the terms of Section
6.2 of the Purchase Agreement), NASD OTC Bulletin Board, NASDAQ SmallCap Market,
NASDAQ  National  Market  System,  American  Stock  Exchange,  or New York Stock
Exchange  (whichever  of the  foregoing  is at the  time the  principal  trading exchange or market for the Common Stock),  or any  securities  exchange or other securities market on which the Common Stock is then being listed or traded.

     4.8.  FAILURE TO DELIVER COMMON STOCK OR  REPLACEMENT  NOTE. The Borrower's
failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note,  or if required,  a  replacement  Note if such failure to timely  deliver  Common Stock shall not be cured within two (2) business days or such  failure  to  deliver  a  replacement  Note is not cured  within  seven (7)
business days.

     4.9.  DEFAULT UNDER OTHER  AGREEMENTS.  An Event of Default or similar term occurs  under  and as  defined  in (i) the  Purchase  Agreement  or any  Related
Agreement,  (ii) that certain Convertible Term Note issued by the Company to the
Holder dated November 25, 2003 (as amended,  modified or supplemented  from time to time,  the "2003  Convertible  Term  Note"),  (iii) the  Securities  Purchase
Agreement entered into by the Company and the Holder in connection with the 2003
Convertible Term Note (as amended,  modified or supplemented  from time to time, the "2003 Purchase  Agreement"),  (iv) any Related  Agreement (as defined in the
2003 Purchase  Agreement),  as each are amended,  modified or supplemented  from time to time, (v) that certain  Purchase  Order Finance and Security  Agreement, dated  as of the date  hereof,  among  the  Holder,  the  Borrower  and  certain subsidiaries of the Borrower (as amended,  modified or supplemented from time to time, the "Purchase  Order  Agreement") or (vi) any Loan Document (as defined in the Purchase Order Agreement).

     4.10  CHANGE IN  CONTROL.  The  occurrence  of a change in the  controlling ownership of the Borrower.

                                   ARTICLE V
                              CONVERSION PRIVLEDGES

     5.1. CONVERSION PRIVILEGES.  The Conversion privileges set forth in Article
III shall remain in full force and effect  immediately  from the date hereof and until this Note is paid in full.

                                   ARTICLE VI
                                  MISCELLANEOUS

     6.1.  FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder  hereof in the exercise of any power,  right or  privilege  hereunder shall operate as a waiver thereof,  nor shall any single or partial  exercise of any such power, right or privilege preclude other or further exercise thereof or of any other  right,  power or  privilege.  All  rights  and  remedies  existing hereunder  are  cumulative  to, and not  exclusive  of,  any rights or  remedies otherwise available.

     6.2. NOTICES.  Any notice herein required or permitted to be given shall be in writing and shall be deemed  effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal  business hours of the recipient,  if not, then on the next business day,
(c) five days after having been sent by  registered  or certified  mail,  return receipt  requested,  postage  prepaid,  or (d)  one  day  after  deposit  with a nationally  recognized  overnight  courier,  specifying next day delivery,  with written  verification  of  receipt.  All  communications  shall  be  sent to the
Borrower  at  the  address  provided  in  the  Purchase  Agreement  executed  in connection  herewith,  with a copy to Olshan Grundman Frome Rosenzweig  &  Wolosky
LLP, 505 Park Avenue,  New York, New York 10022,  Attn: Adam W. Finerman,  Esq.,
facsimile number (212) 755-1787 and to the Holder at the address provided in the
Purchase  Agreement for such Holder,  with a copy to John E. Tucker,  Esq.,  825
Third  Avenue,  14th Floor,  New York,  New York 10022,  facsimile  number (212)
541-4434,  or at such other  address as the Borrower or the Holder may designate by ten days advance  written  notice to the other  parties  hereto.  A Notice of
Conversion  shall be deemed  given  when made to the  Borrower  pursuant  to the
Purchase Agreement.

     6.3 AMENDMENT PROVISION. The term "NOTE" and all reference thereto, as used throughout this instrument,  shall mean this instrument as originally  executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to Section 3.3 hereof, as it may be amended or supplemented.

     6.4.  ASSIGNABILITY.  This Note shall be binding  upon the Borrower and its successors  and  assigns,  and shall  inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement.

     6.5.  GOVERNING  LAW.  This Note  shall be  governed  by and  construed  in accordance with the laws of the State of New York,  without regard to principles of  conflicts  of laws.  Any action  brought by either  party  against the other concerning the  transactions  contemplated by this Note shall be brought only in the state  courts of New York or in the federal  courts  located in the state of
New York.  Both  parties and the  individual  signing this Note on behalf of the
Borrower  agree to submit to the  jurisdiction  of such courts.  The  prevailing party  shall  be  entitled  to  recover  from the  other  party  its  reasonable attorney's  fees and  costs.  In the event  that any  provision  of this Note is invalid or unenforceable  under any applicable statute or rule of law, then such provision  shall  be  deemed  inoperative  to the  extent  that it may  conflict therewith  and shall be deemed  modified to conform with such statute or rule of law. Any such provision which may prove invalid or  unenforceable  under any law shall not affect the validity or unenforceability of any other provision of this
Note. Nothing contained herein shall be deemed or operate to preclude the Holder from  bringing  suit or taking  other legal  action  against the Borrower in any other  jurisdiction  to  collect on the  Borrower's  obligations  to Holder,  to realize on any  collateral  or any other  security for such  obligations,  or to enforce a judgment or other court order in favor of Holder.

     6.6.  MAXIMUM  PAYMENTS.  Nothing  contained  herein  shall  be  deemed  to establish  or require  the  payment of a rate of  interest  or other  charges in excess of the maximum permitted by applicable law. In the event that the rate of interest  required  to be paid or other  charges  hereunder  exceed the  maximum permitted by such law, any payments in excess of such maximum  shall be credited against  amounts owed by the Borrower to the Holder and the  remainder,  if any, refunded to the Borrower.

     6.7.  SECURITY  INTEREST  AND  GUARANTY.  The  holder of this Note has been granted  a  security  interest  in  certain  assets  of  the  Borrower  and  its subsidiaries  more  fully  described  in the  Security  Agreement,  as  amended, modified or  supplemented  from time to time, the  Partnership  Interest  Pledge
Agreement,  as amended,  modified  or  supplemented  from time to time,  and the
Equity Pledge Agreement, as amended, modified or supplemented from time to time.
The  obligations  under this Note are guaranteed by certain  subsidiaries of the
Borrower as set forth in the Guaranty, as amended, modified or supplemented from time to time.

     6.8.   CONSTRUCTION.   Each  party  acknowledges  that  its  legal  counsel
participated in the preparation of this Note and, therefore, stipulates that the rule of construction  that  ambiguities are to be resolved  against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

       [Balance of page intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF,  each Borrower has caused this Convertible Term Note to be signed in its name effective as of this 26th day of November, 2004.

                                    TIDEL TECHNOLOGIES, INC.

                                    By:    /s/ Mark K. Levenick
                                        ----------------------------------
                                    Name:  Mark K. Levenick
                                         ---------------------------------
                                    Title: President
                                          --------------------------------

WITNESS:

/s/ Leonard L. Carr
-------------------------------

                                       10

                                    EXHIBIT A

                              NOTICE OF CONVERSION

(To be  executed  by the Holder in order to convert all or part of the Note into
Common Stock

[Name and Address of Holder]

The Undersigned  hereby elects to convert $_________ of the principal due on the
Maturity Date under the Convertible Term Note issued by TIDEL TECHNOLOGIES, INC.
dated  November__,  2004  by  delivery  of  Shares  of  Common  Stock  of  TIDEL
TECHNOLOGIES,  INC. on and subject to the conditions set forth in Article III of such Note.

                       (A)     Date of Conversion:
                                                   --------------------------

                       (B)     Shares To Be Delivered:
                                                      -----------------------

Date: ____________

                                    By:
                                        ----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

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